FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 27, 2000


                     Friedman, Billings, Ramsey Group, Inc.
             (Exact name of Registrant as specified in its charter)

Virginia                 54-1837743                               001-13731
(State or other    (I.R.S. Employer incorporation or   (Commission File Number)
jurisdiction of      organization)
Identification No.)

                             1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)

                                 (703) 312-9500
              (Registrant's telephone number including area code)

Item 5. Other Events


1. On January 27, 2000, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing its earnings for the 4th quarter 1999. The entire text of that press release is being filed herewith and attached as exhibit 99.1.

2. On January 27, 2000, Friedman, Billings, Ramsey Group, Inc. held a conference call announcing its earnings for the 4th quarter 1999. The entire text of that conference call is being filed herewith and attached as exhibit 99.2.

3.        Friedman, Billings, Ramsey Group, Inc., attaches herewith, as exhibit 99.3, Financial & Statistical Supplement - Operating Results, financial schedule of its operating results for the 4th quarter 1999 and year-to-date 1999.


99.1 Press Release dated January 27, 2000.
99.2 Conference Call script dated January 27, 2000.
99.3 Financial & Statistical Supplement - Operating Results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer

Exhibit 1  - 99.1

For Immediate Release
Media Contact: Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com Investor Contact: David A.R. Allan (703)-469-1080

Friedman Billings Ramsey Group Reports Earnings of $0.21 Per Share in Fourth Quarter

Company Posts Best Quarter Since 1Q 1998

ARLINGTON, Va., January 27, 2000 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported net income of $10.2 million or $0.21 per share for the quarter ended December 31, 1999, compared with a net loss of $3.8 million or $0.08 per share, in the fourth quarter of 1998.

Revenue for the fourth quarter was $67.6 million compared with $19.1 million in the fourth quarter of 1998, a 255 percent increase. The Company said that activity in its Internet-focused technology businesses, notably venture capital and investment banking, was the primary driver of revenue in the fourth quarter.

"The results of the efforts we have made over the last two years,especially in the technology sector, made this our best quarter since the first quarter of 1998," said Chairman and Co-Chief Executive Officer Emanuel J. Friedman. "Technology venture capital, in particular, emerged as a major driver of revenue, generating about half of our gross revenues in the fourth quarter. FBR Group now comprises three complementary businesses - the investment banking business, including Research and Sales & Trading, that we built since the firm's inception through 1997, the venture capital business that we initiated in 1997, and our own Internet properties - fbr.com and Offering MarketplaceSm - that we began developing in 1999."

     Friedman continued, "In addition, as we said in our pre-announcement two weeks ago, if you look across all three businesses, you see that imbedded within FBR is an Internet-centric investment firm that contributed some $50 million to our fourth quarter revenues."

     In the fourth quarter, FBR advised, financed, or raised capital for 20 emerging Internet-related companies, including nine venture capital investments, six managed public offerings, and five corporate finance (private placement and M&A) assignments. W. Russell Ramsey, President and Co-Chief Executive Officer, said, "As our fourth quarter results reflect, our focus on Internet technology, and especially our venture capital efforts, became significant contributors to revenues during the quarter. We have four venture capital investments that are already public, and another two that are expected to go public in the first quarter. In addition, our venture funds have a portfolio of private


                                         - more -
companies valued at $92 million. Our venture capital and private equity funds have yet-to-be-deployed capital in excess of $190 million. Our location in the technology NetPlex surrounding Washington, DC, has contributed to the impressive deal flow our venture capital funds are seeing."

     Revenue from venture capital and private equity, including unrealized gains, accounted for $39.5 million in the fourth quarter. The Company's four managed venture capital and private equity funds ended the year with $481 million in assets under management. These venture capital and private equity funds generate revenue for the Company in three ways: base management fees, a return on principal invested, and a carried interest in the gains of the funds. [A selected list of FBR Technology Venture Partner's (FBRTVP)venture capital companies is attached.]

     Revenue for the full year ended December 31, 1999 was $139.0 million, compared with $122.9 million in 1998, a 13 percent increase. FBR reported a net loss of $7.0 million or $0.14 per share for the full year 1999, compared with a net loss of $16.2 million or $0.33 per share, in 1998.

     The Company noted that the reported results for 1999 include $10.4 million or $0.21 per share of unrealized investment depreciation that had previously reduced shareholders' equity, as well as $7.3 million or $0.15 per share to develop and market the Company's online investment bank, fbr.com, and its related Offering Marketplace technology. Before this depreciation and fbr.com development and marketing expense, FBR would have generated a net profit for the year of $10.7 million or $0.22 per share.

     In 1999, FBR participated in more than 100 investment banking transactions. Investment banking revenue, which includes underwriting and corporate finance revenue, amounted to $45.2 million in 1999.

     Vice Chairman and Co-Chief Executive Officer Eric F. Billings said, "Our success in the technology sector in 1999 results from the same vertical approach to industry specialization that has been successful in financial services and real estate. In 1999, we saw the benefits of this approach in other sectors, including energy, insurance, and business and consumer growth, as well as technology."

     Billings continued, "Our 1999 investment banking revenues reflect a balanced mix - with roughly one-third of revenues coming from technology, one-third from financial services, and one-third generated by real estate and other sectors including energy, and business and consumer growth companies."

     FBR ended the year with $878.8 million in total assets under management. The Company had institutional brokerage revenue of $39.3 million in 1999. Asset management revenue - excluding technology venture capital - amounted to $7.3 million in 1999.

     FBR had shareholders' equity of $189.0 million and book value of $3.86 per share based on 49.0 million shares outstanding at December 31, 1999.

                                    - more -

     A live webcast of FBR's conference call on today's results will be available at http://vcall.com/auto/companies/fbr/default.htm 9 a.m. (Eastern Time). Replays of the webcast will be available afterward.

     Friedman, Billings, Ramsey Group, Inc.(NYSE: FBR) is a leading investment firm specializing in Internet technology and other selected industries. Headquartered in Northern Virginia, home to an array of leading global Internet companies, FBR is a provider of capital and financial expertise throughout a company's lifecycle. FBR's businesses include venture capital, investment banking, online financial services, and research on more than 430 companies. FBR has offices in Arlington and Reston, Va., London, Irvine, Ca., Boston, and Chicago. For more information, see www.fbr.com.

                                       # # #

    Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.

Note to Editors:  3 pages follow this page.

               Selected FBR Technology Venture Partners (FBRTVP)
                              Portfolio Companies

Company                                            Symbol

Public
CareerBuilder, Inc.                                CBDR
LifeMinders.com, Inc.                              LFMN
Network Access Solutions Corp.                     NASC
Proxicom, Inc.                                     PXCM

IPOs In Registration
VarsityBooks.com Inc.                              VSTY
webMethods, Inc.                                   WEBM

Private Companies
B2Emarkets, Inc.
Call Technologies, Inc.
Entevo Corporation
homebytes.com incorporated
Iconixx Corporation
InforMax, Inc.
Intranets.com
Pathnet, Inc.
RadioWave.com, Inc.
Riverbed Technologies
Shop2u, Inc.
Ultraprise Corporation
XYPOINT Corporation
MarketSwitch Corporation
EqualFooting.com, Inc.

            FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (Dollars in thousands, except per share amounts)
            (Unaudited)

                               Three months ended
                                   December 31,
                               1999         %             1998         %
                              --------     ----------     --------    ----------
     REVENUES:
     Investment banking       18,020       26.7%         $  6,391       33.5%
     Institutional brokerage  10,083       14.9%           10,086       52.9%
     Asset management fees    37,677       55.7%            3,803       20.0%
     Gains and losses, net     (173)       -0.2%          (4,614)      -24.2%
     Interest and dividends    1,989        2.9%            3,393       17.8%

Total revenues                67,596      100.0%           19,059      100.0%
                             --------     ----------     --------    ----------

     EXPENSES:
     Compensation and
       benefits               45,759       67.7%           14,487       76.0%
     Business development
     and professional
     services                  5,418        8.0%            4,011       21.1%
     Interest                    163        0.2%              247        1.3%
     Other                     6,060        9.0%            4,123       21.6%


Total expenses                57,400       84.9%           22,868       120.0%

Net income (loss) before
  income taxes                10,196       15.1%          (3,809)       -20.0%

Provision (benefit) for
  income taxes                              0.0%                          0.0%



Net income (loss)           $ 10,196       15.1%        $ (3,809)       -20.0%

                            ==========     ========    ==========    ===========
Basic and diluted
  earnings (loss)
  per share                 $   0.21                    $  (0.08)

Weighted average
  shares (in thousands)       48,883                       49,066

            FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (Dollars in thousands, except per share amounts)
            (Unaudited)


                                Year ended
                               December 31,

                            1999              %            1998             %
                     ---------------  ------------   -------------  ------------
REVENUES:
Investment banking       $ 45,183         32.5%        $112,147         91.3%
Institutional brokerage    39,293         28.3%          46,284         37.7%
Asset management fees      45,312         32.6%          11,397          9.3%
Gains and losses, net       (290)         -0.2%        (63,111)        -51.4%
Interest and dividends      9,468          6.8%          16,151         13.1%
                     ---------------  ------------   -------------  ------------

Total revenues            138,966        100.0%         122,868        100.0%
                     ---------------  ------------   -------------  ------------

EXPENSES:
Compensation
   and benefits            98,424         70.8%          82,599         67.2%
Business development
  and professional
  services                 23,582         17.0%          29,314         23.9%
Interest                    1,323          0.9%           4,927          4.0%
Other                      22,608         16.3%          22,237         18.1%
                    ---------------  ------------   -------------  -------------

Total expenses            145,937        105.0%         139,077        113.2%
                     ---------------  ------------   -------------  ------------

Net loss before
  income taxes            (6,971)         -5.0%        (16,209)        -13.2%

Benefit for
  income taxes               -             0.0%             -            0.0%
                     ---------------  ------------   -------------  ------------

Net loss                $ (6,971)         -5.0%      $ (16,209)        -13.2%
                     ===============  ============   =============  ============


Basic and diluted
  loss per share       $   (0.14)                    $   (0.33)
                     ===============                 =============

Weighted average
  shares (in
  thousands)               48,872                        49,763

                      ===============                 ============

Exhibit 2 - 99.2

                              4Q EARNINGS RELEASE
                             Conference Call Script
                                January 27, 2000

[Speaker]

Good morning. This is David Allan, Director of Investor Relations, of Friedman Billings Ramsey Group. Before beginning our call, I would like to remind everyone that statements concerning future performance, developments or events, concerning expectations for growth, filed backlog and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties which might cause actual results or developments to differ materially from stated expectations or current circumstances. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, the high degree of risk associated with venture capital investment, competition among venture capital firms, competition for business and personnel, available technologies and general economic, political and market conditions. Additional information concerning factors that could cause actual results to differ materially is contained in FBR's Annual Report on Form 10K and quarterly reports on Form 10Q. I would now like to turn over the call to our Chairman, Emanuel J. Friedman.

[New speaker: Manny Friedman]

Thank you and good morning. As I'm sure you've seen by now, Friedman Billings Ramsey reported net income of $10.2 million or $0.21 per share for the fourth
quarter of 1999.   This made the last quarter our best since the first quarter of 1998. Revenue for the quarter was $67.6 million, which is a 255% increase over fourth quarter 1998 revenue of $19.1 million.

The biggest contributor to this quarter was activity in the Internet technology sector. This business includes venture capital, investment banking, and sales & trading. Roughly half of total revenue for the quarter came from venture capital.

Revenue for the full year was $139 million, compared with $123 million in 1998 - a 13% increase, and the second highest annual revenue in the history of the company.

When you look at FBR today, you see a company that has three businesses, each with different operating characteristics. Each of these businesses should be valued using a methodology appropriate to its characteristics. We intend to continue providing guidance with respect to these characteristics to enable our analysts and investors to evaluate these businesses accordingly. First, there is our original business, which generated revenues of $20 million in 1992, rising to $250 million in 1997. Second, there are the venture capital businesses that we founded in 1997. Third, there is our Internet business represented by fbr.com, our online investment bank, and also our Offering Marketplace technology. We believe these Internet businesses are an important investment in our future.

As you will hear in more detail later on this call, our technology venture capital business emerged in the fourth quarter as a business that we expect to be an important contributor to shareholder value in future periods. This is the fastest growing part of our business, with the potential for significant and recurring returns to our company. This is also one of the most attractive asset classes in the world to investors, as we have seen in our public vehicles focused on the creation of Internet companies.

Heading into 2000, we are delighted with the state of our business. In the last couple of years, we have made the transition from being primarily an investment bank, highly dependent on revenues from the financial services and real estate sectors, to being a much more diverse investment firm.

We have built a growing technology practice that generated $50 million in the last quarter. And we have done this while maintaining the capital markets infrastructure in our established areas -- and other sectors such as energy, insurance, and business and consumer growth - which all made meaningful revenue contributions in 1999.

During 1999, we went from having virtually no online presence to owning a state-of-the-art online investment bank, fbr.com, and it's electronic distribution technology: Offering Marketplace. And we have formed strategic alliances with Fidelity Investments, MicroStrategy's Strategy.com and the DDL Investment Incubator in London.

FBR enters 2000 with a three-component business model that positions us for success: a core business that is much more diverse than before...an online and Internet-centric practice that encompasses everything we do...and a venture capital firm that serves as a catalyst for our growth.

I would now like to turn the call over to Bob Smith, Chief Operating Officer, who will give you additional detail on the quarter and the year.

[New Speaker: Bob Smith]
Thank you, Manny.

Before I discuss today's results, I would like to welcome Kurt Harrington, our new CFO. Many of you know Kurt from prior calls - he has been a key member of our executive team for almost three years, and earlier this week I was delighted to announce his appointment as CFO. Kurt came to FBR after six years at Jupiter National, a publicly traded Venture Capital firm, and six years with MCI, where he joined the finance and accounting team after the AT&T divestiture, and helped guide MCI's growth from 1984 to 1990.

This morning, FBR reported net loss of $7 million or $0.14 per share for the full year 1999. These reported results included $10.4 million or $0.21 per share of unrealized investment depreciation that had previously reduced shareholders' equity, as well as $7.3 million or $0.15 per share to develop and market the Company's online investment bank, fbr.com, and its related Offering Marketplace technology. Before this depreciation -- and before the fbr.com expenses - FBR would have generated a net profit for the year of $10.7 million or $0.22 per share.

This morning, I would like to cover three areas.
1.       Our growing venture capital business;
2.       Our core strengths in investment banking; and
3.       Our value-added consultative approach to financing.

As Manny said, the fourth quarter of 1999 marks the first time that venture capital has contributed significant revenue to FBR.

Accordingly, I would like to take this opportunity to detail how venture capital contributes to FBR and builds shareholder value.

FBR benefits from our venture capital businesses in three ways. First, we earn a base fee on the assets we manage. Second, we earn a return on the principal that FBR itself invests in these funds. Third, we earn a carried interest or a "carry" on the investment gains of the funds.

For the most part, our venture capital and private equity funds are "two and twenty" -- in other words, a two percent management fee and a 20 percent carry. In accordance with accepted industry practice, the venture capital funds and the private equity funds are all "marked to market" at the end of each quarter.

A common question is - "Will this venture capital-related revenue recur or is it 'one-time' in nature?"

The key to answering this question knowing what companies are presently in the venture capital funds, and what capital remains to be invested. We have provided, with this morning's release, a list of the venture capital investments of FBR Technology Venture Partners. Of the $300 million in venture capital and private equity we have raised to date, $190 million -- or two-thirds of the total capital -- is yet to be deployed - what we refer to as "dry powder".

In sum, with a critical level of capital raised -- and several portfolio companies already public, planning to go public or with prospects of other transactions this year - we are optimistic about this business. Let me remind you that -- at year end -- our first technology fund, with $35 million invested, was up about seven times.

I would like to turn now to the performance of the investment banking business, including our capital markets business. The core people and capabilities that form our investment banking business today are essentially the same firm that generated $256 million in revenues in 1997, and average revenues of $173 million over the last three years. On the foundation of the core businesses in 1997, we have built new and broader capabilities over the last two years, with new expertise and new sectors. The results are apparent in 1999, with deal revenue from a broad spectrum of industry sectors and research coverage initiated on 190 new companies.

Revenue from investment banking amounted to $45.2 million for the year. We came on strong in the last quarter with a lead-managed offering for NetCreations, an "opt-in" e-mail company, co-managed offerings for well-known companies such as ASD Systems and Cysive, and a significant M&A transaction in which we represented Long Beach Financial in its sale to Washington Mutual.

While most of our investment banking revenue was derived from technology in the fourth quarter, our investment banking revenues for the full year 1999 reflect a balanced mix of revenues from our well-established strengths in financial services, real estate, and newer sectors.

We estimate that roughly one third of all investment banking revenue for the year was generated by technology...while one third was generated by financial services ...and the final third was generated by real estate and other sectors such as energy, insurance, and business & consumer growth.

Some notable transactions for the firm outside the technology sector include a recapitalization for Key Energy, representation of Building One Services in its recapitalization with Apollo Group, and a private placement for Greenpoint Financial.

I also want to mention that our capital markets businesses -- Sales & Trading on a combined basis, supported by Research -- reported the highest net revenues in the history of the firm - almost $40 million.

Whether we are working with an energy, insurance, or an Internet company, FBR takes a vertical industry approach. Our team - investment banking, research, and Sales & Trading -- understands the particular industry from top to bottom. Built on these pillars of industry expertise is the value-added, consultative approach to financing that enables us to advise companies from the early stages ...through private and public capital raising ... to M&A and other advisory assignments. We do this through the corporate lifecycle and provide value-added capital markets expertise to our brokerage clients as well. The transactions I just mentioned - Key Energy, Building One and Greenpoint -- are all good examples of this value-added approach.

Finally, I recognized our new CFO, Kurt Harrington, at the beginning of my remarks. Before I end, I would like to make mention of the three other executive appointments that we announced earlier this week. Eric Generous, who was one of my first contacts with FBR in 1989, is our new Chief Administrative Officer. He will concentrate initially on the technology and information systems that are the underpinnings of our brokerage business.

Bill Ginivan, who came to us as Deputy General Counsel from Sallie Mae after our IPO, and was previously with the SEC, is our new Chief Legal Officer. Bill was my client when I was a practicing lawyer, and he and I worked on the formation of Sallie Mae's investment banking subsididary, Education Securities, Inc. I am grateful to Bill for his willingness to allow me now to become his client!

Doris McGhee has joined our team as Director of Human Resources. Doris comes to FBR with more than 20 years of Human Resources experience, including her own consulting practice, and was also with Sallie Mae and the Federal Home Loan Bank Board. Our people are one of our biggest assets, and I am delighted to have Doris on board to make sure we hire and retain the best people, and provide them with the most productive work environment possible.

I would now like to open up the call for your questions. Manny, Russ Ramsey, and Kurt are here, and Eric Billings joins us from our Boston office.

If there are no further questions, that concludes our conference call for today. Thank you for joining us and have a good day.

                                    # # #

Exhibit 3 - 99.3

            FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
            Financial & Statistical Supplement -Operating Results (unaudited) (Dollars in thousands, except per share data)


                                    YTD 1999       Q-4 99
Revenues
 Investment banking:
  Underwriting ................... $  22,642      $   6,200
  Corporate finance ..... ........    22,541         11,820
 Institutional brokerage:
  Principal sales credits.........    24,305          5,035
  Agency commissions .............    14,988          5,048
 Gains and losses- net:
  Trading .........................  (2,247)          (563)
  Investment ......................    1,957            390
 Asset management:
  Incentive........................   35,903         35,298
  Base.............................    9,409          2,379
 Interest and dividends ...........    9,468          1,989
                                     -------        -------
  Total revenues ..................  138,966         67,596
                                     -------        -------

Expenses
Compensation and benefits..........    98,424        45,759
Business development
  & professional services..........    23,582         5,418
Clearing and
 brokerage fees ............ ......     4,693         1,386
Occupancy & equipment .............     6,674         1,952
Communications ....................     4,323         1,240
Interest expense ..................     1,323           163
Other operating expenses...........     6,918         1,482
                                      -------       -------

 Total expenses ...................   145,937        57,400
                                      --------     --------

Net income (loss)
 before taxes  ....................    (6,971)       10,196
                                      --------      -------

Provision (benefit)
 for income taxes ..................      --           --

Net income (loss)  ................. $ (6,971)    $  10,196
                                      ========     ========
Net income (loss)
 before taxes as a
 percentage of revenue..............     -5.0%        15.1%

ROE (annualized)....................     -3.7%        22.7%

Total shareholders'
  equity............................   $ 188,969  $ 188,969

Basic & diluted
 earnings (loss)
 per share..........................   $  (0.14)  $    0.21

Ending shares
 outstanding
 (in thousands).....................     48,961      48,961

Book value
 per share..........................  $    3.86   $    3.86

Assets under management
 (in millions)
Managed accounts  ..................  $   180.2   $   180.2
Hedge & offshore funds..............      151.6       151.6
Mutual Funds .......................       66.1        66.1
Private equity & venture capital ...      480.9       480.9
                                        --------   --------
Total...............................  $   878.8   $   878.8
                                        ========   ========
Employee count .....................        390         390
                                        ========   ========